Exhibit 10.22

Execution Version

PLEDGE AND SECURITY AGREEMENT

    THIS PLEDGE AND SECURITY AGREEMENT (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Security Agreement”) is entered into as of July 7, 2026 by and among Intapp, Inc., a Delaware corporation (the “Borrower”), each of the Subsidiaries of the Borrower that is a “Guarantor” under the Credit Agreement referred to below as of the Effective Date (the “Subsidiary Grantors”) and any additional entities which become parties to this Security Agreement by executing a Security Agreement Supplement hereto in substantially the form of Annex I hereto (such Subsidiary Grantors and additional entities, together with the Borrower, each a “Grantor”, and collectively, the “Grantors”) and UBS AG, Stamford Branch, in its capacity as administrative agent (the “Administrative Agent”) for the lenders party to the Credit Agreement referred to below.

PRELIMINARY STATEMENT

The Grantors, the Lenders and the Administrative Agent are entering into a Credit Agreement dated as of July 7, 2026 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Each Grantor is entering into this Security Agreement in order to induce the Lenders to enter into and extend credit to the Borrower under the Credit Agreement and to secure the Secured Obligations that it has agreed to guarantee pursuant to Article X of the Credit Agreement.

    ACCORDINGLY, the Grantors and the Administrative Agent, on behalf of the Secured Parties, hereby agree as follows:

ARTICLE I
DEFINITIONS

    1.1.    Terms Defined in Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

    1.2.    Terms Defined in UCC. Terms defined in the UCC which are not otherwise defined in this Security Agreement are used herein as defined in the UCC.

    1.3.    Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the first paragraph hereof and in the Preliminary Statement, the following terms shall have the following meanings:

“Accounts” shall have the meaning set forth in Article 9 of the UCC.

“Applicable IP Office” means the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency within, or, solely in the case of Section 4.7, outside the United States.

“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.

“Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.

“Collateral” shall have the meaning set forth in Article II.

“Commercial Tort Claims” means the commercial tort claims as defined in Article 9 of the UCC, including each commercial tort claim specifically described on Exhibit G.

“Commodity Accounts” shall have the meaning set forth in Article 9 of the UCC.

“Commodity Contracts” shall have the meaning set forth in Article 9 of the UCC.

“Confirmatory Grant” shall have the meaning set forth in Section 3.10(f).

“Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Control Agreement” means, with respect to any Deposit Account, Securities Account, Commodity Account, Securities Entitlement or Commodity Contract, an agreement, in form and substance reasonably satisfactory to the Administrative Agent, with the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and the Grantor maintaining such account, effective to grant Control over such account to the Administrative Agent.

“Copyrights” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to copyrights and all mask works, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith.

“Deposit Accounts” shall have the meaning set forth in Article 9 of the UCC.

“Documents” shall have the meaning set forth in Article 9 of the UCC.

“Equipment” shall have the meaning set forth in Article 9 of the UCC.

“Excluded Deposit Account” means (i) any Deposit Account of a Grantor that is used by such Grantor solely as a payroll account for the employees of any Loan Party or a Subsidiary of a Loan Party or the funds in which consist solely of funds held by any Grantor in trust for any director, officer or employee of any Loan Party or a Subsidiary of a Loan Party or any employee benefit plan maintained by any Grantor or funds representing deferred compensation for the directors and employees of any Loan Party or a Subsidiary of a Loan Party, (ii) escrow accounts and trust accounts, in each case either securing Permitted Encumbrances or otherwise opened and maintained in the ordinary course of business and consistent with prudent business practice conduct where the applicable Loan Party or a Subsidiary of a Loan Party holds the funds exclusively for the benefit of an unaffiliated third party, (iii) escrow accounts established and maintained with any bank or other financial institution (other than the Administrative Agent) where the applicable Loan Party or a Subsidiary of a Loan Party holds funds in escrow solely in connection with any Acquisition, Disposition, or similar transaction permitted under the Credit Agreement, but only to the extent such funds are held for indemnification obligations, holdback amounts, earn-out payments or purchase price adjustments under the applicable acquisition agreement, (iv) accounts that are swept to a zero balance on a daily basis to a Deposit Account that is subject to a Control Agreement, (v) any Deposit Account which has an average daily balance for any fiscal month of less than $1,000,000 for any such Deposit Account or $5,000,000 in the aggregate for all such Deposit Accounts, and (vi) Deposit Accounts held outside of the United States.

“Excluded Equity Interests” means, the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Foreign Subsidiary Holding Company and each CFC directly or indirectly owned by any Grantor, solely to the extent that such Equity Interests represent more than 65% of the issued and outstanding Equity Interests entitled to vote of such Foreign Subsidiary Holding Company or CFC, as applicable, provided, however, that such Foreign Subsidiary Holding Company or CFC was not created for the sole purpose of deeming such Equity Interests to constitute “Excluded Equity Interests” hereunder and “Excluded Equity Interests” shall not constitute the Equity Interests of any Loan Party that are owned by a Loan Party.

“Excluded Securities Account” means (i) any Securities Account or Commodity Account described in clause (ii) of the definition of Excluded Deposit Account, (ii) any Securities Account or Commodity Account which has an aggregate value of the securities or commodities credited thereto of less than $1,000,000 for any such Securities Account or Commodity Account or $5,000,000 in the aggregate for all such Securities Accounts or Commodity Accounts and (iii) any Securities Account held outside of the United States.

“Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

“Fixtures” shall have the meaning set forth in Article 9 of the UCC.

“General Intangibles” shall have the meaning set forth in Article 9 of the UCC.

“Goods” shall have the meaning set forth in Article 9 of the UCC.

“Industrial Designs” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to registered industrial designs and industrial design applications.

“Instruments” shall have the meaning set forth in Article 9 of the UCC.

“Intellectual Property” means all rights, title and interests in or relating to intellectual property and industrial property arising under any Requirement of Law relating thereto, including all U.S. Copyrights, Patents, Industrial Designs, Software, Trademarks, Internet Domain Names, Trade Secrets and IP Licenses and all foreign counterparts thereto, and all divisionals, reversions, continuation, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property.

“Internet Domain Name” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to internet domain names.

“Inventory” shall have the meaning set forth in Article 9 of the UCC.

“Investment Property” shall have the meaning set forth in Article 9 of the UCC.

“IP Ancillary Rights” means, with respect to any Intellectual Property, all income, royalties, proceeds and Liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property throughout the world, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right throughout the world.

“IP License” means all contractual obligations (and all related IP Ancillary Rights), whether written or oral, granting any right, title and interest in or relating to any Intellectual Property.

“Lenders” means the lenders party to the Credit Agreement and their successors and assigns.

“Letter-of-Credit Rights” shall have the meaning set forth in Article 9 of the UCC.

“Liabilities” mean all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, Taxes, commissions, charges, disbursements and expenses (including those incurred upon any appeal or in connection with the preparation for and/or response to any subpoena or request for document production relating thereto), in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

“Material Intellectual Property” means Intellectual Property that is owned or exclusively licensed by a Grantor and material to the conduct of such Grantor’s business.

“Patents” mean all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to letters patent and applications therefor.

“Pledged Collateral” means all Instruments, Securities (other than Excluded Equity Interests) and other Investment Property of the Grantors, whether or not physically delivered to the Administrative Agent pursuant to this Security Agreement.

“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.

“Secured Parties” shall have the meaning set forth in the Credit Agreement.

“Security” shall have the meaning set forth in Article 8 of the UCC.

“Security Agreement Supplement” shall mean any Security Agreement Supplement to this Security Agreement in substantially the form of Annex I hereto executed by an entity that becomes a Grantor under this Security Agreement after the date hereof.

“Software” means (a) all computer programs, including source code and object code versions, (b) all data, databases and compilations of data, whether machine readable or otherwise, and (c) all documentation, training materials and configurations related to any of the foregoing.

“Stock Rights” means all dividends, instruments or other distributions and any other right or property which the Grantors shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interest constituting Collateral, any right to receive an Equity Interest and any right to receive earnings, in which the Grantors now have or hereafter acquire any right, issued by an issuer of such Equity Interest.

“Supporting Obligations” shall have the meaning set forth in Article 9 of the UCC.

“Trade Secrets” mean all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to proprietary, confidential and/or non-public information, however documented, including but not limited to confidential ideas, know-how, concepts, methods, processes, formulae, reports, data, customer lists, mailing lists, business plans and all other trade secrets.

“Trademarks” mean all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, all registrations and recordations thereof and all applications in connection therewith.

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, Administrative Agent’s or any other Secured Party’s Lien on any Collateral.

    The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II
GRANT OF SECURITY INTEREST

Each Grantor hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Secured Parties, a security interest in all of its right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which will be collectively referred to as the “Collateral”), including:

(i)all Accounts;
(ii)all Chattel Paper;
(iii)Intellectual Property and IP Ancillary Rights;
(iv)all Documents;
(v)all Equipment;
(vi)all Fixtures;
(vii)all General Intangibles;
(viii)all Goods;
(ix)all Instruments;
(x)all Inventory;
(xi)all Investment Property;
(xii)all cash or cash equivalents;
(xiii)all letters of credit, Letter-of-Credit Rights and Supporting Obligations;

(xiv)all Deposit Accounts, Securities Accounts and Commodity Accounts with any bank or other financial institution;
(xv)all Commercial Tort Claims; and
(xvi)all accessions to, substitutions for and replacements, proceeds (including Stock Rights), insurance proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing;

to secure the prompt and complete payment and performance of the Secured Obligations. Notwithstanding the foregoing, the Collateral shall not include (a) Excluded Equity Interests, (b) any contract, property right or agreement to which any Grantor is a party or under which any Grantor has any right or interest if and only for so long as the grant of a security interest hereunder shall constitute or result in a breach, termination or default under any such contract, property right or agreement and such prohibition or restriction has not been waived or the consent of the other party to such contract, property right or agreement has not been obtained, (c) any intent-to-use trademark application for which the creation by a Grantor of a security interest therein could reasonably be expected to impair the validity or enforceability of any registration that issues from such intent-to-use application, (d) any permit, lease, license, contract, instrument, property, right, document or agreement to the extent that any law or regulation applicable thereto prohibits the creation of a security interest therein or would otherwise result in the termination, invalidity, cancellation or abandonment of such rights or property from the grant, attachment, creation or enforcement of such security interest therein, or (e) any vehicle or other Equipment subject to a certificate of title statute, in each case, under which a security interest in such items are perfected by an indication on the certificates of title of such items (in lieu of filing of financing statements under the UCC); provided, however, that: (i) in no event shall clauses (b) and (d) of the foregoing sentence be construed (A) to apply if any described negative pledge, restriction or prohibition is unenforceable or rendered ineffective under Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) or any other applicable law (including the Bankruptcy Code) or principles of equity, (B) to limit, impair or otherwise affect the Administrative Agent’s continuing security interests in and liens upon any rights or interests of a Grantor in or to monies due or to become due under any described contract, property right or agreement (including any Accounts), (C) to limit, impair, or otherwise affect the Administrative Agent’s continuing security interests in and liens upon any rights or interest of a Grantor in and to any proceeds from the sale, license, lease, or other disposition of any such contract, property right or agreement, or (D) to apply at any time that such terms are no longer effective and enforceable or at any time that the consent of the other party to the agreement is obtained to the grant of a security interest in and to such asset in favor of the Administrative Agent, and (ii) such security interest shall attach immediately and automatically to any portion of such contract, property right or agreement that does not result in any of the consequences specified above.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

    Each Grantor represents and warrants, and each Grantor that becomes a party to this Security Agreement pursuant to the execution of a Security Agreement Supplement represents and warrants (after giving effect to supplements, if any, to each of the Exhibits hereto with respect to such Grantor as attached to such Security Agreement Supplement), to the Administrative Agent and the Secured Parties that:

3.1Title, Authorization, Validity, Enforceability, Perfection and Priority. Such Grantor has good and valid rights in or the power to transfer the Collateral and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 4.1(e), and has full power and authority to grant to the Administrative Agent the security interest in the Collateral pursuant hereto. The execution and delivery by such Grantor of this Security Agreement has been duly authorized by proper corporate or limited liability company, as applicable, proceedings of such Grantor, and this Security Agreement constitutes a legal valid and binding obligation of such Grantor and creates a security interest which is enforceable against such Grantor in all Collateral it now owns or hereafter acquires, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. When financing statements have been filed in the appropriate offices against such Grantor in the locations listed on Exhibit F, the Administrative Agent will have a fully perfected first priority security interest in that Collateral of such Grantor in which a security interest may be perfected by filing, subject only to Liens permitted under Section 4.1(e).

3.2Type and Jurisdiction of Organization, Organizational and Identification Numbers. As of the Effective Date (or such later date on which such Grantor delivers a Security Agreement Supplement), the type of entity of such Grantor, its state or jurisdiction of organization, the organizational number (if any) issued to it by its state or jurisdiction of organization and its federal employer identification number (if any) are set forth on Exhibit A.

3.3Principal Location. As of the Effective Date (or such later date on which such Grantor delivers a Security Agreement Supplement), such Grantor’s mailing address, which shall be its address for notices and other communications provided for herein and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), are disclosed in Exhibit A; as of the Effective Date (or such later date on which such Grantor delivers a Security Agreement Supplement), such Grantor has no other places of business except those set forth in Exhibit A.

3.4Collateral Locations. As of the Effective Date (or such later date on which such Grantor delivers a Security Agreement Supplement), all of such Grantor’s locations where Collateral is located are listed on Exhibit A. All of said locations are owned by such Grantor except for locations (i) which are leased by the Grantor as lessee and designated in Part VII(b) of Exhibit A and (ii) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in Part VII(c) of Exhibit A.

3.5Deposit Accounts and Securities Accounts. All of such Grantor’s Deposit Accounts and Securities Accounts as of the Effective Date (or such later date on which such Grantor delivers a Security Agreement Supplement) are listed on Exhibit B.

3.6Exact Names. Such Grantor’s name in which it has executed this Security Agreement is the exact name as it appears in such Grantor’s organizational documents, as amended, as filed with such Grantor’s jurisdiction of organization as of the Effective Date (or such other date on which such Grantor delivers a Security Agreement Supplement). Such Grantor has not, during the five years preceding the Effective Date (or such other date on which such Grantor delivers a Security Agreement Supplement), been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or been a party to any acquisition.

3.7Letter-of-Credit Rights and Chattel Paper. As of the Effective Date (or such other date on which such Grantor delivers a Security Agreement Supplement), Exhibit C lists all Letter-of-Credit Rights and Chattel Paper of such Grantor, in the case of Tangible Chattel Paper or Instruments, required to be delivered to the Administrative Agent under Section 4.4 or, in the case of Electronic Chattel Paper, subject to the requirements of Section 4.2(e). All action by such Grantor required hereunder to be taken to protect and perfect the Administrative Agent’s Lien on each item listed on Exhibit C has been duly taken. The Administrative Agent will have a fully perfected first priority security interest in the Collateral listed on Exhibit C, subject only to Liens permitted under Section 4.1(e).

3.8Accounts and Chattel Paper.

(a)[Reserved]

(b)With respect to its material Accounts, (i) all Accounts represent bona fide sales of Inventory or rendering of services to Account Debtors in the ordinary course of such Grantor’s business and are not evidenced by an Instrument or Chattel Paper or, if so evidenced, such actions with respect to such Instrument or Chattel Paper required by Section 4.4 or Section 4.2(e) shall promptly be taken; (ii) such Account and each item of Chattel Paper, as the case may be, and all records relating thereto are genuine and in all material respects what they purport to be; and (iii) there are no setoffs, claims or disputes existing or asserted with respect thereto and such Grantor has not made any agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except in each case as allowed by such Grantor in the ordinary course of its business and in its good faith business judgment.

(c)[Reserved]

3.9Inventory. With respect to any of its Inventory, (a) as of the Effective Date (or such other date on which such Grantor delivers a Security Agreement Supplement), such Inventory (other than Inventory in transit) is located at one of such Grantor’s locations set forth on Exhibit A, (b) no Inventory (other than Inventory in transit) is now, or shall at any time or times hereafter be stored at any other location except as permitted by Section 4.1(g), and (c) such Grantor has good, indefeasible and merchantable title to such Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except for the security interest granted to the Administrative Agent hereunder, for the benefit of the Administrative Agent and Secured Parties, and Permitted Encumbrances.

3.10Intellectual Property.

(a)Exhibit D contains a complete and accurate listing of the following Intellectual Property such Grantor owns: Patents, Trademarks and Copyrights that are registered or subject to applications for registration. Such Grantor owns directly or is entitled to use, by license or otherwise, all Intellectual Property reasonably necessary for the conduct of such Grantor’s business as currently conducted. All of the U.S. registrations, applications for registration or applications for issuance of the Intellectual Property are in good standing and are recorded or in the process of being recorded in the name of such Grantor.

(b)On the Effective Date, (i) to the knowledge of each Grantor each material Copyright, Patent and Trademark of such Grantor is valid, subsisting, unexpired, enforceable and has not been abandoned, and (ii) no holding, decision or judgment has been rendered by any Governmental Authority that would limit, cancel or question the validity of any material Copyright, Patent or Trademark of such Grantor. No action or proceeding is pending seeking to limit, cancel or question the validity of any material Copyright, Patent or Trademark of any Grantor, or that, if adversely determined, would reasonably be expected to have a Material Adverse Effect.

(c)Such Grantor has taken or caused to be taken steps so that none of its Material Intellectual Property, the value of which to such Grantor is contingent upon maintenance of the confidentiality thereof, has been disclosed by such Grantor to any Person other than employees, contractors, customers, representatives and agents of such Grantor who are parties to customary confidentiality and nondisclosure agreements with such Grantor. Each employee and contractor of such Grantor involved in development or creation of any Material Intellectual Property has assigned any and all inventions and ideas of such Person in and to such Intellectual Property to such Grantor.

(d)Except as set forth in Exhibit D, no settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by such Grantor or exist to which such Grantor is bound that adversely affect its rights to own or use any Intellectual Property except as could not be reasonably expected to result in a Material Adverse Effect, in each case individually or in the aggregate.

(e)To the knowledge of each Grantor, none of the proprietary Software licensed or distributed by such Grantor is subject to any "copyleft" or other obligation or condition, including any obligation or condition under any "open source" license, such as the GNU Public License, Lesser GNU Public License or Mozilla Public License, that would require or condition the use or distribution of such Software on the disclosure, license or distribution of any source code for any portion of the proprietary Software that is licensed or distributed by such Grantor, except as would not reasonably be expected to have a Material Adverse Effect.

(f)This Security Agreement is effective to create a valid and continuing Lien on such Grantor’s Copyrights, Trademarks, Patents and IP Licenses and (to the extent necessary under applicable law), upon filing with the Applicable IP Office of the Confirmatory Grant of Security Interest in Copyrights, the Confirmatory Grant of Security Interest in Patents and the Confirmatory Grant of Security Interest in Trademarks (each, a “Confirmatory Grant”), and the filing of appropriate financing statements in the jurisdictions listed in Exhibit H hereto, all action necessary or desirable to protect and perfect the security interest in, to and on such Grantor’s Patents, Trademarks, IP Licenses or Copyrights will have been taken and such perfected security interest is enforceable as such as against any and all creditors of and purchasers from such Grantor.

3.11Filing Requirements. None of its Equipment (other than Equipment that is Excluded Property) is covered by any certificate of title. None of the Collateral owned by it is of a type for which security interests or liens may be perfected by filing under any United States federal statute except Patents, Trademarks and Copyrights held by such Grantor and described in Exhibit D.

3.12No Financing Statements, Security Agreements. No financing statement or security agreement or federal intellectual property filing describing all or any portion of the Collateral which has not lapsed or been terminated (by a filing authorized by the secured party in respect thereof) naming such Grantor as debtor has been filed or is of record in any jurisdiction except for financing statements or security agreements or federal intellectual property filings (a) naming the Administrative Agent on behalf of the Secured Parties as the secured party and (b) in respect to other Liens permitted under Section 6.02 of the Credit Agreement.

3.13Pledged Collateral.

(a)Exhibit E sets forth a complete and accurate list of all of the Pledged Collateral (other than securities held in a Securities Account) owned by such Grantor. Such Grantor is the direct, sole beneficial owner and sole holder of record of the Pledged Collateral listed on Exhibit E as being owned by it, free and clear of any Liens, except for the security interest granted to the Administrative Agent for the benefit of the Secured Parties hereunder and Permitted Encumbrances. Such Grantor further represents and warrants that (i) all Pledged Collateral owned by it constituting an Equity Interest in a Subsidiary has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized, validly issued, are fully paid and non-assessable, (ii) with respect to any certificates delivered to the Administrative Agent representing an Equity Interest, either such certificates are Securities as defined in Article 8 of the UCC as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, such Grantor has so informed the Administrative Agent so that the Administrative Agent may take steps to perfect its security interest therein as a General Intangible, (iii) [reserved], and (iv) all Pledged Collateral which represents Indebtedness owed to such Grantor by a Subsidiary has been duly authorized, authenticated or issued and delivered by the issuer of such Indebtedness, is the legal, valid and binding obligation of such issuer and such issuer is not in default thereunder.

(b)In addition, (i) none of the Pledged Collateral owned by it consisting of Equity Interests of, or Indebtedness issued by, a Subsidiary has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject, (ii) no options, warrants, calls or commitments of any character whatsoever (A) exist relating to such Pledged Collateral consisting of Equity Interests of, or Indebtedness issued by, a Subsidiary or (B) obligate the issuer of any Equity Interest of a Subsidiary included in the Pledged Collateral to issue additional Equity Interests, and (iii) no consent, approval, authorization, or other action by, and no giving of notice, filing with, any Governmental Authority or any other Person is required for the pledge by such Grantor of such Pledged Collateral consisting of Equity Interests of, or Indebtedness issued by, a Subsidiary pursuant to this Security Agreement or for the execution, delivery and performance of this Security Agreement by such Grantor, or for the exercise by the Administrative Agent of the voting or other rights provided for in this Security Agreement or for the remedies in respect of the Pledged Collateral pursuant to this Security Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

(c)Except as set forth in Exhibit E, such Grantor owns 100% of the issued and outstanding Equity Interests which constitute Pledged Collateral owned by it and none of the Pledged Collateral which represents Indebtedness owed to such Grantor is subordinated in right of payment to other Indebtedness or subject to the terms of an indenture.

ARTICLE IV
COVENANTS

    From the date of this Security Agreement and thereafter until this Security Agreement is terminated pursuant to the terms hereof, each Grantor party hereto as of the date hereof agrees, and from and after the effective date of any Security Agreement Supplement applicable to any Grantor (and after giving effect to supplements, if any, to each of the Exhibits hereto with respect to such subsequent Grantor as attached to such Security Agreement Supplement) and thereafter until this Security Agreement is terminated pursuant to the terms hereof, each such additional Grantor agrees that:

    4.1.    General.

(a)Collateral Records. Such Grantor will maintain complete and accurate books and records with respect to the Collateral owned by it, and furnish to the Administrative Agent with sufficient copies for each of the Lenders, such reports relating to such Collateral as the Administrative Agent shall from time to time request.

(b)Authorization to File Financing Statements; Ratification. Such Grantor hereby authorizes the Administrative Agent to file, and if requested will deliver to the Administrative Agent, all financing statements or amendments thereto, federal intellectual property filings with the United States Patent and Trademark Office and the United States Copyright Office and other documents and take such other actions as may from time to time be requested by the Administrative Agent in order to maintain a first priority perfected security interest in and, if applicable, Control of, the Collateral owned by such Grantor, except as expressly limited hereby. Any financing statement filed by the Administrative Agent may be filed in any filing office in any UCC jurisdiction and may (i) indicate such Grantor’s Collateral (1) as all assets of the Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (2) by any other description which reasonably approximates the description contained in this Security Agreement, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing or indicating such Grantor’s Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Such Grantor also agrees to furnish any such information described in the foregoing sentence to the Administrative Agent promptly upon request. Such Grantor also ratifies its authorization for the Administrative Agent to have filed in any UCC jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(c)Further Assurances. Such Grantor will, if so requested by the Administrative Agent, furnish to the Administrative Agent, as often as the Administrative Agent requests, statements and schedules further identifying and describing the Collateral owned by it and such other reports and information in connection with its Collateral as the Administrative Agent may reasonably request, all in such detail as the Administrative Agent may reasonably specify. Such Grantor also agrees to take any and all commercially reasonable actions necessary to defend title to the Collateral against all persons and to defend the security interest of the Administrative Agent in its Collateral and the priority thereof against any Lien not expressly permitted hereunder.

(d)Disposition of Collateral. Such Grantor will not sell, lease or otherwise Dispose of the Collateral except for Dispositions specifically permitted pursuant to Section 6.05 of the Credit Agreement.

(e)Liens. Such Grantor will not create, incur, or suffer to exist any Lien on the Collateral except (i) the security interest created by this Security Agreement in favor of the Administrative Agent, and (ii) other Liens permitted under Section 6.02 of the Credit Agreement.

(f)Other Financing Statements. Such Grantor will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by it, except for financing statements (i) naming the Administrative Agent on behalf of the Secured Parties as the secured party, and (ii) in respect to other Liens permitted under Section 6.02 of the Credit Agreement. Such Grantor acknowledges that it is not authorized to file any financing statement filed by or on behalf of the Administrative Agent or amendment or termination statement with respect to any financing statement filed by or on behalf of the Administrative Agent without the prior written consent of the Administrative Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.

(g)Locations. Such Grantor will not (i) maintain any Collateral owned by it valued in excess of $250,000 at any location other than those locations listed on Exhibit A or disclosed to the Administrative Agent or (ii) change its principal place of business or chief executive office from the location identified on Exhibit A, unless, in each case, such Grantor shall notify the Administrative Agent in writing in the next compliance certificate required to be delivered under the Credit Agreement after such change.

(h)[Reserved]

    4.2.    Receivables.

(a)Certain Agreements on Receivables. Such Grantor will not make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, except, other than upon the occurrence and during the continuance of an Event of Default, in the ordinary course of business and in its good faith business judgment.

(b)Collection of Receivables. Except as otherwise provided in this Security Agreement, such Grantor will use commercially reasonable efforts consistent with past practices as may be advisable, in its good faith business judgment, to collect and enforce, at such Grantor’s sole expense, all amounts due or hereafter due to such Grantor under the Receivables owned by it.

(c)Delivery of Invoices. Such Grantor will deliver to the Administrative Agent immediately upon its request after the occurrence and during the continuation of an Event of Default duplicate invoices with respect to each Account owned by it bearing such language of assignment as the Administrative Agent shall specify.

(d)Disclosure of Counterclaims on Receivables. If (i) any material discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on any material Receivable owned by such Grantor exists or (ii) if, to the knowledge of such Grantor, any material dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to any such Receivable, such Grantor will promptly disclose such fact to the Administrative Agent in writing.

(e)Electronic Chattel Paper. Such Grantor shall take all steps necessary to grant the Administrative Agent Control of all electronic chattel paper in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act, in each case to the extent such electronic chattel paper or transferable records are valued in excess of $500,000 individually or $1,000,000 in the aggregate.

    4.3.    Inventory and Equipment.

(a)Maintenance of Goods. Such Grantor will use commercially reasonable efforts to do all things necessary to maintain, preserve, protect and keep its Inventory and the Equipment in good repair and working order and saleable condition, except for damaged or defective goods arising in the ordinary course of such Grantor’s business and except for ordinary wear and tear and casualty in respect of the Equipment.
        (b)    Equipment. Such Grantor shall not permit any Equipment to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property the Administrative Agent does not have a Lien. Such Grantor will not, without the Administrative Agent’s prior written consent, alter or remove any identifying symbol or number on any of such Grantor’s Equipment constituting Collateral.

    4.4.    Delivery of Instruments, Securities, Tangible Chattel Paper and Documents. Such Grantor will (a) deliver to the Administrative Agent on or before the 5th Business Day (or such longer time period as agreed to by the Administrative Agent in its sole discretion) following the execution of this Security Agreement (or such later date as the Administrative Agent may agree to in its sole discretion) the originals of all (i) Tangible Chattel Paper valued individually in excess of $500,000 or $1,000,000 in the aggregate, (ii) Securities (except for Securities held in any Securities Account and excluding, for the avoidance of doubt, any Excluded Equity Interests) and (iii) Instruments valued individually in excess of $500,000 or $1,000,000 in the aggregate, in each case constituting Collateral owned by it (if any then exist), (b) hold in trust for the Administrative Agent upon receipt and immediately thereafter deliver to the Administrative Agent any (i) Tangible Chattel Paper valued individually in excess of $500,000 or $1,000,000 in the aggregate in the aggregate, (ii) Securities (except for Securities held in any Securities Account and excluding, for the avoidance of doubt, any Excluded Equity Interests) and (iii) Instruments valued individually in excess of $500,000 or $1,000,000 in the aggregate in the aggregate, in each case constituting Collateral owned by it (if any then exist), and (c) upon the Administrative Agent’s request, deliver to the Administrative Agent (and thereafter hold in trust for the Administrative Agent upon receipt and immediately deliver to the Administrative Agent) any Document evidencing or constituting Collateral valued individually in excess of $500,000 or $1,000,000 in the aggregate in the aggregate.

    4.5.    Uncertificated Pledged Collateral. Such Grantor will permit the Administrative Agent from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Pledged Collateral owned by it not represented by certificates to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Pledged Collateral not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Administrative Agent granted pursuant to this Security Agreement. With respect to any Pledged Collateral owned by it, such Grantor will take any actions necessary to cause the issuers of uncertificated securities which are Pledged Collateral constituting Equity Interests of a Subsidiary to cause the Administrative Agent to have and retain Control over such Pledged Collateral. Without limiting the foregoing, following the occurrence and during the continuation of an Event of Default, at the request of the Administrative Agent, such Grantor will, with respect to any such Pledged Collateral held with a securities intermediary, cause such securities intermediary to enter into a control agreement with the Administrative Agent, in form and substance satisfactory to the Administrative Agent, giving the Administrative Agent Control.

    4.6.    Pledged Collateral.

(a)Changes in Capital Structure of Issuers. Such Grantor will not (i) permit or suffer any issuer of an Equity Interest of a Subsidiary constituting Pledged Collateral owned by it to dissolve, merge, liquidate, retire any of its Equity Interests, or other Instruments or Securities evidencing ownership, reduce its capital, sell or encumber all or substantially all of its assets (except for Permitted Encumbrances and Dispositions permitted pursuant to Section 4.1(d)) or merge or consolidate with any other entity, or (ii) vote any such Pledged Collateral in favor of any of the foregoing, in each case except as permitted by the Credit Agreement (including, without limitation, Sections 6.03 and 6.05 thereof) .

(b)Issuance of Additional Securities. Such Grantor will not permit or suffer the issuer of an Equity Interest in a Subsidiary constituting Pledged Collateral owned by it to issue additional Equity Interests, any right to receive the same or any right to receive earnings, except to such Grantor.

(c)Registration of Pledged Collateral. Such Grantor will permit any registerable Pledged Collateral to be registered in the name of the Administrative Agent or its nominee at any time at the option of the Required Lenders.

(d)Exercise of Rights in Pledged Collateral.

(i)    Without in any way limiting the foregoing and subject to clause (ii) below, such Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral owned by it for all purposes not inconsistent with this Security Agreement, the Credit Agreement or any other Loan Document; provided however, that no vote or other right shall be exercised or action taken which would have the effect of impairing the rights of the Administrative Agent in respect of such Pledged Collateral.

(ii)Such Grantor will permit the Administrative Agent or its nominee at any time after the occurrence of an Event of Default, without notice, to exercise all voting rights or other rights relating to the Pledged Collateral owned by it, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Equity Interest or Investment Property constituting Pledged Collateral as if it were the absolute owner thereof.

(iii)Such Grantor shall be entitled to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Collateral owned by it to the extent not in violation of the Credit Agreement other than, solely following and during the continuation of an Event of Default, any of the following distributions and payments (collectively referred to as the “Excluded Payments”): (A) dividends and interest paid or payable other than in cash in respect of such Pledged Collateral, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral; (B) dividends and other distributions paid or payable in cash in respect of such Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in capital of an issuer except pursuant to a transaction permitted by Section 6.03 of the Credit Agreement; and (C) cash paid, payable or otherwise distributed, in respect of principal of, or in redemption of, or in exchange for, such Pledged Collateral; provided however, that until actually paid, all rights to such distributions shall remain subject to the Lien created by this Security Agreement.

(iv)Following the occurrence and during the continuation of an Event of Default, all Excluded Payments and all other distributions in respect of any of the Pledged Collateral owned by such Grantor, whenever paid or made, shall be delivered to the Administrative Agent to hold as Pledged Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of such Grantor, and be forthwith delivered to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

        (e)     Interests in Limited Liability Companies and Limited Partnerships. Each Grantor agrees that no ownership interests in a limited liability company or a limited partnership which are included within the Collateral owned by such Grantor shall at any time constitute a Security under Article 8 of the UCC of the applicable jurisdiction unless such ownership interest be evidenced by a certificate and pledged in favor of the Administrative Agent as required hereunder and such other actions as are reasonably requested by the Administrative Agent.

4.7    Intellectual Property.

(a)If any Grantor (i) acquires any Copyright, Patent or Trademark registered in the United States or the country or jurisdiction of its formation, or (ii) registers any Copyright, Patent or Trademark in the United States or the country or jurisdiction of its formation, such Grantor shall provide the Administrative Agent notification thereof (including such information that would be required to be set forth with respect to intellectual property in Exhibit D if such intellectual property were Collateral as of the Effective Date) in the next compliance certificate required to be delivered under the Credit Agreement and, within 30 days (or such longer time period as agreed to by the Administrative Agent in its sole discretion) after delivery of such compliance certificate, the respective Confirmatory Grant as described in this Section 4.7 and any other documents that Administrative Agent reasonably requests with respect thereto.

(b)Such Grantor shall (i)(1) continue to use each Trademark included in the Material Intellectual Property owned by it in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (2) maintain at least the same standards of quality of products and services offered under such Trademark as are currently maintained, taken as a whole, (3) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law in all material respects and (4) not adopt or use any other Trademark that is confusingly similar or a colorable imitation of such Trademark unless Administrative Agent shall obtain a perfected security interest in such other Trademark pursuant to this Security Agreement and (ii) not (and, to the extent reasonably within its control, not permit any licensee to) do any act or omit to do any act whereby (w) such Trademark (or any goodwill associated therewith) may become destroyed, invalidated, impaired or harmed in any way, (x) any Patent included in the Material Intellectual Property may become forfeited, misused, unenforceable, abandoned or dedicated to the public, (y) any portion of the Copyrights included in the Material Intellectual Property may become invalidated, otherwise impaired or fall into the public domain or (z) any Trade Secret that is Material Intellectual Property may become publicly available or otherwise unprotectable.

(c)Such Grantor shall notify the Administrative Agent promptly if it knows that any application or registration relating to any Patent, Trademark, or Copyright included within the Material Intellectual Property, or other Material Intellectual Property owned by it may become forfeited, misused, unenforceable, abandoned or dedicated to the public, or of any materially adverse determination or development regarding the validity or enforceability or such Grantor’s ownership of, interest in, right to use, register, own or maintain any such Patent, Trademark, Copyright or other Material Intellectual Property (including the institution of, or any such determination or development in, any proceeding relating to the foregoing in any Applicable IP Office).

(d)Such Grantor shall not knowingly do any act or omit to do any act to infringe, misappropriate, dilute, violate or otherwise impair the Intellectual Property of any other Person where such action would adversely affect such Grantor’s business. In the event that any Material Intellectual Property of such Grantor is or has been infringed, misappropriated, violated, diluted or otherwise impaired by a third party, such Grantor shall take such actions as it shall reasonably deem appropriate under the circumstances to protect such Material Intellectual Property, including, where appropriate, the bringing of suit for infringement, misappropriation or dilution, as well as seeking injunctive relief and seeking to recover any and all damages for such infringement, and shall take such other actions as the Administrative Agent shall reasonably deem appropriate under the circumstances to protect such Material Intellectual Property.

(e)Such Grantor shall execute and deliver to the Administrative Agent in form and substance reasonably acceptable to Agent and suitable for (i) filing in the Applicable IP Office the respective Confirmatory Grant in form and substance acceptable to the Administrative Agent for all registered U.S. Copyrights, Trademarks and Patents of such Grantor.

(f)Such Grantor shall take all actions reasonably necessary or reasonably requested by the Administrative Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of all Material Intellectual Property owned by it (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of incontestability and affidavits of defense and applications in respect of opposition, interference and cancellation proceedings.

    4.8    Commercial Tort Claims. Such Grantor shall promptly, and in any event within 30 days (or such longer time period as agreed to by the Administrative Agent in its sole discretion) after the same is acquired by it, notify the Administrative Agent of any Commercial Tort Claim acquired by it involving damages in its favor in excess of $6,000,000 in the aggregate and, unless the Administrative Agent otherwise consents, such Grantor shall enter into an amendment to this Security Agreement, in the form of Exhibit G hereto, granting to Administrative Agent a first priority security interest in such commercial tort claim.

    4.9.    Letter-of-Credit Rights. If such Grantor is or becomes the beneficiary of any letters of credit with a face amount in excess of $500,000 or $1,000,000 in the aggregate in the aggregate, it shall promptly, and in any event within two (2) Business Days (or such longer time period as agreed to by the Administrative Agent in its sole discretion) after becoming a beneficiary, notify the Administrative Agent thereof and cause the issuer and/or confirmation bank to (i) consent to the assignment of any Letter-of-Credit Rights to the Administrative Agent and (ii) agree to direct all payments thereunder to a Deposit Account maintained with the Administrative Agent or subject to a Deposit Account Control Agreement for application to the Secured Obligations, in accordance with Section 2.18 of the Credit Agreement, all in form and substance reasonably satisfactory to the Administrative Agent.

    4.10.    Federal, State or Municipal Claims. Such Grantor will promptly notify the Administrative Agent of any Collateral which constitutes a claims against the United States government or any state or local government or any instrumentality or agency thereof valued in excess of $500,000 individually or $1,000,000 in the aggregate, the assignment of which claim is restricted by federal, state or municipal law.

    4.11.    No Interference. Such Grantor agrees that it will not interfere with any right, power and remedy of the Administrative Agent provided for in this Security Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Administrative Agent of any one or more of such rights, powers or remedies.

    4.12.    Insurance.

        (a)    [Reserved]

    (b)    All property and liability insurance policies required under Section 5.10 of the Credit Agreement shall name the Administrative Agent (for the benefit of the Administrative Agent and the Secured Parties) as an additional insured (in the case of each liability policy) or as lender’s loss payable (in the case of each property policy), as applicable, and shall contain lender loss payable clauses or mortgagee clauses, through endorsements in form and substance satisfactory to the Administrative Agent, which provide that: (i) all proceeds thereunder with respect to any Collateral shall be payable to the Administrative Agent; (ii) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy; and (iii) such policy and lender loss payable or mortgagee clauses may be canceled, amended, or terminated only upon at least thirty (30) days prior written notice (or ten (10) days prior written notice in the case of cancellation or termination for non-payment of premium) given to the Administrative Agent.

(c)     No later than thirty (30) days (or such longer time period as agreed to by the Administrative Agent in its sole discretion) after the expiration or termination of the insurance policies or certificates then in effect, the Borrower shall, and shall cause each other Loan Party to, deliver to the

Administrative Agent renewal or replacement certificates of insurance (together with the endorsements required by this Section 4.12) evidencing that the insurance coverage required to be maintained hereunder and under the Credit Agreement remains in full force and effect, which shall be in form satisfactory to the Administrative Agent.

(d)    If such Grantor fails to obtain or maintain any insurance as required by this Section, the Administrative Agent may obtain such insurance at the Borrower’s expense. By purchasing such insurance, the Administrative Agent shall not be deemed to have waived any Default arising from a Grantor’s failure to maintain such insurance or pay any premiums therefor.

4.13.     [Reserved.]

4.14.    Control Agreements. Such Grantor will provide to the Administrative Agent, a Control Agreement duly executed on behalf of each financial institution or Person (other than the Administrative Agent) holding a Deposit Account, other than an Excluded Deposit Account, or a Securities Account, other than any Excluded Securities Account, of the Grantor (i) in the case of any such account in existence on the Effective Date, within sixty (60) days after the Effective Date (or such longer time period as agreed to by the Administrative Agent in its sole discretion, including a longer period for such accounts set to be migrated within 90 days after the Effective Date as disclosed to the Administrative Agent on or prior to the Effective Date) or (ii) in the case of any such account opened or acquired after the Effective Date, within sixty (60) days after the date that such Grantor opens or acquires such account (or such longer time period as agreed to by the Administrative Agent in its sole discretion).

    4.15.    Change of Name or Location. Such Grantor shall not (a) change its name as it appears in official filings in the state of its incorporation or organization, (b) change its chief executive office, principal place of business, mailing address, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral as set forth in this Security Agreement, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization, or (e) change its state of incorporation or organization, in each case, unless the Administrative Agent shall have received written notice of such change in the next compliance certificate required to be delivered under the Credit Agreement after such change and shall take any reasonable action requested by the Administrative Agent in connection therewith (including any action to continue the perfection of any Liens in favor of the Administrative Agent, on behalf of the Secured Parties, in any Collateral).

    4.16    Financial Statements and Other Information. No later than five (5) Business Days after delivery of financial statements pursuant to Section 5.01(a) of the Credit Agreement (beginning with the fiscal year ending June 30, 2027) (or such longer time period as agreed to by the Administrative Agent in its sole discretion), the Borrower shall deliver to the Administrative Agent a certified supplemental Perfection Certificate substantially in the form of the Perfection Certificate delivered on the Effective Date and in substance reasonably satisfactory to the Administrative Agent or a certificate executed by a Responsible Officer of the Borrower confirming that there have been no changes in such information since the Effective Date or the date of the most recent certificate delivered pursuant to this Section 4.16.

ARTICLE V
EVENTS OF DEFAULT AND REMEDIES

     5.1. [Reserved]

5.2    Remedies.

(a)Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may exercise any or all of the following rights and remedies:

(i)those rights and remedies provided in this Security Agreement, the Credit Agreement, or any other Loan Document; provided that, this Section 5.2(a) shall not be understood to limit any rights or remedies available to the Administrative Agent and the other Secured Parties prior to an Event of Default;

(ii)those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement;

(iii)give notice of sole control or any other instruction under any Control Agreement or any other control agreement with any bank or securities intermediary and take any action therein with respect to such Collateral;

(iv)without notice (except as specifically provided in Section 8.1 or elsewhere herein), demand or advertisement of any kind to any Grantor or any other Person, enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at any Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Administrative Agent may deem commercially reasonable; and

(v)concurrently with written notice to the applicable Grantor, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Administrative Agent was the outright owner thereof.

(b)The Administrative Agent, on behalf of the Secured Parties, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(c)The Administrative Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Administrative Agent and the other Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Grantor hereby expressly releases.

(d)Until the Administrative Agent is able to effect a sale, lease, or other disposition of Collateral, the Administrative Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Administrative Agent. The Administrative Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Administrative Agent’s remedies (for the benefit of the Administrative Agent and the other Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.

(e)[Reserved]

(f)Notwithstanding the foregoing, neither the Administrative Agent nor any other Secured Party shall be required to (i) make any demand upon, or pursue or exhaust any of its rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of its rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

(g)Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (a) above. Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Grantor or the issuer of the Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the applicable Grantor and the issuer would agree to do so.

5.3     Grantor’s Obligations Upon Default. Upon the request of the Administrative Agent after the occurrence of a Default, each Grantor will:

(a)assemble and make available to the Administrative Agent the Collateral and all books and records relating thereto at any place or places specified by the Administrative Agent, whether at a Grantor’s premises or elsewhere;

(b)permit the Administrative Agent, by the Administrative Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Grantor for such use and occupancy;

(c)prepare and file, or cause an issuer of Pledged Collateral to prepare and file, with the Securities and Exchange Commission or any other applicable government agency, registration statements, a prospectus and such other documentation in connection with the Pledged Collateral as the Administrative Agent may request, all in form and substance satisfactory to the Administrative Agent, and furnish to the Administrative Agent, or cause an issuer of Pledged Collateral to furnish to the Administrative Agent, any information regarding the Pledged Collateral in such detail as the Administrative Agent may specify;

(d)take, or cause an issuer of Pledged Collateral to take, any and all actions necessary to register or qualify the Pledged Collateral to enable the Administrative Agent to consummate a public sale or other disposition of the Pledged Collateral; and

(e)at its own expense, cause the independent certified public accountants then engaged by each Grantor to prepare and deliver to the Administrative Agent and each Lender, at any time, and from time to time, promptly upon the Administrative Agent’s request, the following reports with respect to the applicable Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts.

    5.4.    Grant of Intellectual Property License. For the purpose of enabling the Administrative Agent to exercise the rights and remedies under this Article V at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, convey, transfer or grant options to purchase any Collateral), each Grantor hereby (a) grants to the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, an irrevocable, nonexclusive worldwide license or sublicense, as applicable (exercisable without payment of royalty or other compensation to any Grantor), including in such license the right to use, license, sublicense, practice or otherwise exercise such Grantor’s rights in and to any Intellectual Property (whether or not Collateral) now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer Software and programs used for the compilation or printout thereof and (b) irrevocably agrees that the Administrative Agent may sell any of such Grantor’s Inventory directly to any person, including without limitation persons who have previously purchased such Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Administrative Agent’s rights under this Security Agreement, may sell Inventory which bears any Trademark owned by or licensed to such Grantor and any Inventory that is covered by any Patent or Copyright owned by or licensed to such Grantor and the Administrative Agent may (but shall have no obligation to) finish any work in process and affix any Trademark owned by or licensed to such Grantor and sell such Inventory as provided herein.

ARTICLE VI
ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY

6.1    Account Verification. The Administrative Agent may at any time after the occurrence and during the continuation of an Event of Default, in the Administrative Agent’s own name, in the name of a nominee of the Administrative Agent, or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of any such Grantor, parties to contracts with any such Grantor and obligors in respect of Instruments of any such Grantor to verify with such Persons, to the Administrative Agent’s satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper, payment intangibles and/or other Receivables.

6.2     Authorization for Administrative Agent to Take Certain Action.

(a)    Each Grantor irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent and appoints the Administrative Agent as its attorney-in-fact (i) to endorse and collect any cash proceeds of the Collateral, (ii) to file any financing statement with respect to the Collateral and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the

Administrative Agent’s security interest in the Collateral, (iii) in the case of any Intellectual Property owned by or licensed to a Grantor, execute, deliver and have recorded any document that the Administrative Agent may request to evidence, effect, publicize or record the Administrative Agent’s security interest in such Intellectual Property and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby, (iv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Pledged Collateral or with securities intermediaries holding Pledged Collateral as may be necessary or advisable to give the Administrative Agent Control over such Pledged Collateral, (v) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens that are permitted under Section 6.02 of the Credit Agreement), (vi) to contact Account Debtors for any reason, (vii) to demand payment or enforce payment of the Receivables in the name of the Administrative Agent or such Grantor and to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, (viii) to sign such Grantor’s name on any invoice or bill of lading relating to the Receivables, drafts against any Account Debtor of the Grantor, assignments and verifications of Receivables, (ix) to exercise all of such Grantor’s rights and remedies with respect to the collection of the Receivables and any other Collateral, (x) to settle, adjust, compromise, extend or renew the Receivables, (xi) to settle, adjust or compromise any legal proceedings brought to collect Receivables, (xii) to prepare, file and sign such Grantor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of such Grantor, (xiii) to prepare, file and sign such Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, (xiv) to change the address for delivery of mail addressed to such Grantor to such address as the Administrative Agent may designate and to receive, open and dispose of all mail addressed to such Grantor, and (xv) to do all other acts and things necessary to carry out this Security Agreement; and such Grantor agrees to reimburse the Administrative Agent on demand for any payment made or any expense incurred by the Administrative Agent in connection with any of the foregoing; provided that, this authorization shall not relieve such Grantor of any of its obligations under this Security Agreement or under the Credit Agreement.

(b)    All acts of said attorney or designee are hereby ratified and approved. The powers conferred on the Administrative Agent, for the benefit of the Administrative Agent and Secured Parties, under this Section 6.2 are solely to protect the Administrative Agent’s interests in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers. The Administrative Agent agrees that, except for the powers granted in Section 6.2(a)(i)-(v) and Section 6.2(a)(xv), it shall not exercise any power or authority granted to it unless an Event of Default has occurred and is continuing.

6.3     Proxy. EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE ADMINISTRATIVE AGENT AS ITS PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 6.2 ABOVE) OF THE GRANTOR WITH RESPECT TO ITS PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE SUCH PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY SUCH PLEDGED COLLATERAL, THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE OF A DEFAULT.

6.4     Nature of Appointment; Limitation of Duty. THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VI IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS SECURITY AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 7.14. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NONE OF THE ADMINISTRATIVE AGENT, ANY LENDER, ANY OTHER SECURED PARTY, ANY OF THEIR RESPECTIVE AFFILIATES, OR ANY OF THEIR OR THEIR AFFILIATES’ RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO SUCH PARTY’S OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

ARTICLE VII
GENERAL PROVISIONS

7.1    Waivers. Each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to Grantors, addressed as set forth in Article IX, at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Administrative Agent or any Secured Party arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of the Administrative Agent or such Secured Party as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Administrative Agent or any other Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

    7.2.    Limitation on Administrative Agent’s and Secured Parties’ Duty with Respect to the Collateral. The Administrative Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Administrative Agent and each other Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Administrative Agent nor any other Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Administrative Agent or such other Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the Administrative Agent (i) to fail to incur expenses deemed significant by the Administrative Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss, collection or disposition of Collateral or to provide to the Administrative Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Administrative Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any of the Collateral. The Administrative Agent shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehousemen, carrier, forwarding agency, consignee or other agent or bailee selected by the Administrative Agent in good faith. The Grantor acknowledges that the purpose of this Section 7.2 is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent would be commercially reasonable in the Administrative Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Administrative Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7.2. Without limitation upon the foregoing, nothing contained in this Section 7.2 shall be construed to grant any rights to the Grantor or to impose any duties on the Administrative Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 7.2.

    7.3.    Compromises and Collection of Collateral. The Grantors and the Administrative Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that the Administrative Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Administrative Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Administrative Agent shall be commercially reasonable so long as the Administrative Agent acts in good faith based on information known to it at the time it takes any such action.

    7.4.    Secured Party Performance of Debtor Obligations. Without having any obligation to do so, the Administrative Agent may perform or pay any obligation which any Grantor has agreed to perform or pay in this Security Agreement and the Grantors shall reimburse the Administrative Agent for any amounts paid by the Administrative Agent pursuant to this Section 7.4. The Grantors’ obligation to reimburse the Administrative Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

    7.5    [Reserved]

    7.6.    Dispositions Not Authorized. No Grantor is authorized to sell or otherwise Dispose of the Collateral except as set forth in Section 4.1(d) and notwithstanding any course of dealing between any Grantor and the Administrative Agent or other conduct of the Administrative Agent, no authorization to sell or otherwise Dispose of the Collateral (except as set forth in Section 4.1(d)) shall be binding upon the Administrative Agent or the other Secured Parties unless such authorization is in writing signed by the Administrative Agent with the consent or at the direction of the Required Lenders.

    7.7.    No Waiver; Amendments; Cumulative Remedies. No failure or delay by the Administrative Agent or any other Secured Party in exercising any right or power under this Security Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the other Secured Parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Security Agreement or consent to any departure by the Grantor therefrom shall in any event be effective unless in writing signed by the Administrative Agent with the concurrence or at the direction of the Lenders required under Section 9.02 of the Credit Agreement and then only to the extent in such writing specifically set forth.

    7.8.    Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in this Security Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable..

    7.9    Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof (including a payment effected through exercise of a right of setoff), is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise (including pursuant to any settlement entered into by a Secured Party in its discretion), all as though such payment or performance had not been made. In the event that any payment, or any part thereof (including a payment effected through exercise of a right of setoff), is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

    7.10.    Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantors, the Administrative Agent and the other Secured Parties and their respective successors and assigns (including all persons who become bound as a debtor to this Security Agreement), except that no Grantor shall have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of the Administrative Agent. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Secured

Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, hereunder.

    7.11.    Survival of Representations. All representations and warranties of the Grantors contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

    7.12.    Taxes and Expenses. Any taxes (including income taxes) payable or ruled payable by Federal or State authority in respect of this Security Agreement shall be paid by the Grantors, together with interest and penalties, if any. Any and all costs and expenses incurred by the Grantors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantors.

    7.13.    Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

    7.14.    Termination. This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until all of the Secured Obligations have been Paid in Full.

    7.15.    Entire Agreement. This Security Agreement and the other Loan Documents embody the entire agreement and understanding between the Grantors and the Administrative Agent relating to the Collateral and supersedes all prior agreements and understandings between the Grantors and the Administrative Agent relating to the Collateral.

    7.16.    CHOICE OF LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

    7.17.    CONSENT TO JURISDICTION. EACH GRANTOR HEREBY IRREVOCABLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY GRANTOR AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF,

RELATED TO, OR CONNECTED WITH THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.
    7.18.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OR OTHER AGENT (INCLUDING ANY ATTORNEY) OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

    7.19.    [Reserved]

    7.20.    Counterparts. This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Security Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Security Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Security Agreement.

ARTICLE VIII
NOTICES

    8.1.    Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be sent in accordance with Section 9.01 of the Credit Agreement.

    8.2.    Change in Address for Notices. Each of the Grantors, the Administrative Agent and the Lenders may change the address for service of notice upon it by a notice in writing to the other parties.

ARTICLE IX
THE ADMINISTRATIVE AGENT

    UBS AG, Stamford Branch. has been appointed Administrative Agent for the Lenders hereunder pursuant to Article VIII of the Credit Agreement. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Administrative Agent hereunder is subject to the terms of the delegation of authority made by the Lenders to the Administrative Agent pursuant to Article VIII of the Credit Agreement, and that the Administrative Agent has agreed to act (and any successor Administrative Agent shall act) as such hereunder only on the express conditions contained in such Article VIII. Any successor Administrative Agent appointed pursuant to Article VIII of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Administrative Agent hereunder.

[Signature Pages Follow]

    IN WITNESS WHEREOF, the Grantors and the Administrative Agent have executed this Security Agreement as of the date first above written.

GRANTORS:

INTAPP, INC.

By:    /s/ David Morton
Name:    David Morton
Title:    Chief Financial Officer

INTEGRATION APPLIANCE, INC.

By:    /s/ David Morton
Name:    David Morton
Title:    Chief Financial Officer

DEALCLOUD, INC.

By:    /s/ David Morton
Name:    David Morton
Title:    Chief Financial Officer

[Signature Page to Security Agreement]

UBS AG, STAMFORD BRANCH,
as Administrative Agent

By: /s/ Joselin Fernandes
Name: Joselin Fernandes
Title: Director

By: /s/ Massimo Ippolito
Name: Massimo Ippolito
Title: Associate Director

[Signature Page to Security Agreement]